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                             FIDELITY BOND COVERAGE
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Underwriter:                          Federal Insurance Company, a member of the
                                      Chubb Group of Insurance Companies
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Period for which premiums have        From 12:01 a.m. on February 1, 2016
been paid:                            to 12:01 a.m. on February 1, 2017
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Policy Number:                        82413315
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Fund:                                 The Community Development Fund
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Coverage:                             $525,000
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Premium:                              $1,500
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